THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY, THE SUBSCRIPTION AGENT.

NUMBER

RIGHTS

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights, each to purchase one depositary unit representing limited partnership interest of

ICAHN ENTERPRISES L.P.

Subscription Price: per depositary unit

(ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE)

CUSIP 451100 11 9

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON UNLESS EXTENDED BY THE COMPANY.

THIS CERTIFIES THAT

IS THE REGISTERED OWNER OF

Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase one depositary unit (the "depositary units") of Icahn Enterprises L.P., a Delaware limited partnership (the "Company"), at a subscription price of $ per depositary unit (the "Basic Subscription Right"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to use of Icahn Enterprises L.P. Rights Certificates" accompanying this Subscription Rights Certificate. The Rights expire at 5:00 p.m. on , unless extended. If any depositary units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the "Excess Depositary Units"), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Depositary Units pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Right"). The Rights represented by this Subscription Rights Certificate may be exercised by completing the Form of Election to Purchase on the reverse side hereof and by returning the full payment of the subscription price for each depositary unit in accordance with the "Instructions as to use of Icahn Enterprises L.P. Rights Certificates" that accompanies this Subscription Rights Certificate. The Rights evidenced by this Subscription Rights Certificate may also be transferred or sold by completing the Assignment Form on the reverse side hereof in accordance with the "Instructions as to use of Icahn Enterprises L.P. Rights Certificates" that accompanies this Subscription Rights Certificate.

Transferable on the books of Icahn Enterprises L.P. in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate properly endorsed. This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

WITNESS the facsimile of two duly authorized officers of Icahn Enterprises L.P.

Dated:

ICAHN ENTERPRISES L.P.

By

By

COUNTERSIGNED AND REGISTERED:

REGISTRAR AND TRANSFER COMPANY

AS TRANSFER AGENT AND REGISTRAR

By

AUTHORIZED OFFICER

ICAHN ENTERPRISES L.P.

This Rights Certificate must be received by the Subscription Agent, together with payment in full, by 5:00 p.m., New York City time, on as it may be extended from time to time. Failure to submit this Rights Certificate to the Subscription Agent by that time or to comply with the guaranteed delivery procedures described in the Prospectus will result in a forfeiture of your Rights. Any subscription for depositary units in this rights offering is irrevocable.

Complete the Form of Election to Purchase or the Assignment Form, as applicable. Any improperly completed or unexecuted rights certificate for depositary units may cause the Subscription Agent in its sole discretion to reject such rights certificate. If you have any questions, contact the Subscription Agent at 1-800-368-5948.

REGISTRAR AND TRANSFER COMPANY, Subscription Agent
By Mail, Hand or Overnight Courier
Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016
Attn: Reorg/Exchange Department

Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

ASSIGNMENT FORM

(To be executed by the registered holder if such holder desires to sell or transfer to designated transferee through bank or broker)

FOR VALUE RECEIVED,____________________ hereby sells, assigns, and transfers unto:

SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE: ____________________

Name: ____________________

Address: ____________________

the Rights evidenced hereby, and does hereby irrevocably constitute and appoint____________________ attorney to transfer those Rights on the books of the Company, with full power of substitution in the premises.

Dated:____________________ ____________________

____

NOTICE: The signatures to this assignment must correspond to the names as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures Guaranteed:

By: ____________________

The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FORM OF ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. The registered holder of this Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of the Subscription Rights Certificate and may subscribe for additional depositary units upon the terms and conditions specified in the Prospectus.

The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for depositary units in the following amounts:

To subscribe for depositary units pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign below. To subscribe for depositary units pursuant to your Over-Subscription Right, please also complete line (b).

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:
I subscribe for __________ (No. of depositary units) x $ (Subscription Right) = $__________ (Payment)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT:
If you have exercised your Basic Subscription Right in full and wish to subscribe for additional depositary units pursuant to your Over-Subscription Right:
I subscribe for __________ (No. of depositary units) x $ (Subscription Right) = $__________ (Payment)

(c) Total Amount of Payment Enclosed $ __________

METHOD OF PAYMENT (CHECK ONE):

☐ Check drawn on a U.S. bank payable to "Registrar and Transfer Company as Subscription Agent." Funds paid by a personal check may take at least five business days to clear.

☐ Wire transfer of immediately available funds directly to the account maintained by Registrar and Transfer Company, as Subscription Agent for purposes of accepting subscriptions in this Rights Offering at:

TD Bank
6000 Atrium Way
Mt. Laurel, NJ 08054
ABA #031-201-360
A/C #276-053-5977
REF: Icahn Enterprises L.P.
Rights offering

DELIVERY TO DIFFERENT ADDRESS

If you wish for the depositary units underlying your subscription right or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below.

____

____

____

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of depositary units indicated above on the terms and conditions specified in the Prospectus.

____

Signature of subscriber

FOR INSTRUCTIONS ON THE USE OF ICAHN ENTERPRISES L.P. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT REGISTRAR AND TRANSFER COMPANY, THE SUBSCRIPTION AGENT, AT 1-800-368-5948.